SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AUGME TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0122076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 7th Avenue, 2nd Floor New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Augme Technologies, Inc. 2010 Incentive Stock Option Plan

(Full title of the plan)

Paul R. Arena

350 7th Avenue, 2nd Floor

New York, New York 10001

(Name and address of agent for service)

(855) 423-5433

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock	5,000,000	$2.30	$11,500,000	$1,317.90

(1) This Registration Statement covers an additional 5,000,000 shares authorized for issuance under the registrant’s 2010 Incentive Stock Option Plan (the “Plan”).  10,000,000 shares authorized for issuance under the Plan have already been registered pursuant to a previously filed registration statement on Form S-8.  This Registration Statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of registrant’s common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the bid and ask price of the registrant’s common stock as reported by the OTCBB on April 11, 2012.

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on Form S-8 is effective.  Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by Augme Technologies, Inc. on October 21, 2010, file number 333-170067.

Item 8.    Exhibits

Exhibit No.	Description

5.1	Opinion of Richardson & Patel LLP
23.1	Consent of Freedman & Goldberg, CPAs, P.C.
23.2	Consent of MaloneBailey, LLP
23.3	Consent of Richardson & Patel LLP (included in exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 13 day of April 2012.

Augme Technologies, Inc.

By:	/s/ Thomas J. Virgin
Thomas J. Virgin, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Dated: April 13, 2012	/s/ Paul R. Arena
Paul R. Arena, Chief Executive Officer and Director

Dated: April 13, 2012	/s/ Thomas Virgin
Thomas Virgin, Chief Financial Officer

Dated: April 13, 2012	/s/ Ivan Braiker
Ivan Braiker, Director

Dated: April 13, 2012	/s/ John M. Devlin
John M. Devlin, Director

Dated: April 13, 2012	/s/ Ernest Purcell
Ernest Purcell, Director

Dated: April 13, 2012	/s/ Todd E. Wilson
Todd E. Wilson, Director

Dated: April 13, 2012	/s/ Donald E. Stout
Donald E. Stout, Director

AUGME TECHNOLOGIES, INC.

FORM S-8 REGISTRATION STATEMENT

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Richardson & Patel LLP
23.1	Consent of Freedman & Goldberg, CPAs, P.C.
23.2	Consent of MaloneBailey, LLP
23.3	Consent of Richardson & Patel LLP (included in exhibit 5.1)